Exhibit 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-131026, 333-119102 and 333-133088) of NeoMagic Corporation;

(2) Registration Statement (Form S-8 Nos. 333-127439, 333-119093, 333-30843, 333-57217, 333-88383, 333-50406, 333-70222, 333-102231, and 333-109023) of NeoMagic Corporation;

of our report dated March 10, 2006, except for Note 9 to the Consolidated Financial Statements, as to which the date is October 12, 2006, with respect to the consolidated financial statements and schedule of NeoMagic Corporation for the year ended January 29, 2006, NeoMagic Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of NeoMagic Corporation as of the year ended January 29, 2006, included in this Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended January 29, 2006.

/s/ Stonefield Josephson, Inc.

San Francisco, California

October 26, 2006